Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080

Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

www.sucpas.com

June 25, 2014

Securities and Exchange Commission

450 Fifth Street, NW

Washington, D.C. 20549

Re:	Cirque Energy, Inc.

File No. 000-52438

Commissioners:

We have read the statements made by Registrant, which we understand will be filed with the Securities and Exchange Commission, pursuant to item 4.02 of Form 8-K, as part of the Form 8-K of Registrant dated June 26, 2014. We agree with the statements concerning our Firm in such Form 8-K. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Silberstein Ungar, PLLC

Silberstein Ungar, PLLC